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                                                                    Exhibit 24.1


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, Agere Systems Inc., a Delaware corporation (the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933 (the "Act"), a registration statement or registration statements on an appropriate form, with respect to (a) the initial sale of senior, senior subordinated and/or subordinated notes (the "Convertible Securities"), which notes shall be convertible into Class A common stock or Class B common stock (collectively, the "Common Stock") of the Company, and (b) the Common Stock issuable upon conversion of, mandatory or optional redemption of and payment of principal or interest on the Convertible Securities; and

WHEREAS, the undersigned is a director and/or officer of the Company, as indicated below his or her signature:

NOW, THEREFORE, the undersigned hereby constitute and appoint John T. Dickson, John W. Gamble, Jr. and Mark T. Greenquist as attorneys for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a director and/or officer of the Company, to execute and file any such registration statement with respect to the Convertible Securities and Common Stock and thereafter to execute and file any amended registration statement or statements with respect thereto or amendments or supplements to any of the foregoing, including any amendments filed pursuant to Rule 462 of the Act, hereby giving and granting to said attorneys, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 20th day of May 2002.

By:  /s/ John T. Dickson                      By:     /s/ Harold A. Wagner
    -------------------------------               ------------------------
     Name:  John T. Dickson                       Name:  Harold A. Wagner
     Title: President, Chief                      Title: Director
            Executive Officer
            and Director


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By:   /s/ Rajiv L. Gupta                      By:      /s/ John A. Young
    -------------------------------               ----------------------
    Name:  Rajiv L. Gupta                         Name:  John A. Young
    Title: Director                               Title: Director


By:   /s/ Rae F. Sedel                        By:    /s/ Mark T. Greenquist
    -------------------------------               -------------------------
    Name:  Rae F. Sedel                           Name:  Mark T. Greenquist
    Title: Director                               Title: Executive Vice
                                                         President and Chief
                                                         Financial Officer


                                              By:    /s/ Henry B. Schacht
                                                  -----------------------
                                                  Name:  Henry B. Schacht
                                                  Title: Director